EXHIBIT 10.1

RAND WORLDWIDE, INC.
INCENTIVE OPTION AGREEMENT

PARTICIPANT:

NUMBER OF OPTION SHARES:

OPTION PRICE:

EXPIRATION DATE:

GRANT DATE:

THIS INCENTIVE OPTION AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between RAND WORLDWIDE, INC., a Delaware corporation (the “Company”), and the PARTICIPANT named above (the “Participant”).

EXPLANATORY STATEMENT

The Participant is an employee of the Company, and as such, is important to the Company’s continued success. In exchange for the Participant’s past and future services to the Company, the Compensation Committee of the Company’s Board of Directors (the “Committee”), pursuant to the Company’s Omnibus Equity Compensation Plan (the “Plan”), has determined to grant to the Participant an option (the “Option”) to purchase from the Company the number of Option Shares identified above at the Option Price per share identified above upon the Exercise of the Option. The Committee has determined that the Option Price is equal to the Fair Market Value (as defined in the Plan) of a share of Stock as of the Grant Date.

Now, therefore, to evidence the grant of the Option and to set forth the terms and conditions governing the Exercise thereof and the parties’ other agreements relative thereto, Participant and the Company agree as follows:

1. Definitions.

1.1 In addition to the other capitalized terms defined elsewhere in this Agreement, the following terms and phrases shall have the meanings indicated below.

1.1.1 “Aggregate Option Price” at any given time means the Option Price multiplied by the number of Option Shares with respect to which the Option is being exercised at that time.

1.1.2 “Employment” means employment with the Company or any of its Subsidiaries.

1.1.3 “Exercisable” or “Exercisability” means, at any given time, the extent to which the Participant may Exercise the Option to purchase Option Shares.

1.1.4 “Exercise” means the Participant’s election to purchase, and the Participant’s purchase of, Option Shares pursuant to the Option.

1.1.5 “Expiration Date” is set forth on page 1 and means the date on which the portion of the Option that has not been Exercised shall lapse, be forfeited and become null and void as provided in this Agreement.

1.1.6 “Option Price” is set forth on page 1 and means the price at which each Option Share may be purchased upon the Exercise of the Option.

1.1.7 “Option Shares” means the shares of Stock that may be purchased upon the Exercise of the Option as provided in this Agreement. The number of Option Shares to which the Option relates is set forth on page 1 and is subject to adjustment as provided in this Agreement.

1.1.8 “Stock” means the common stock of the Company, par value $.01 per share.

1.1.9 “Transfer” means the sale, transfer, pledge, assignment, encumbrance or other alienation or hypothecation, either voluntarily or by operation of law (whether by virtue of execution, attachment or similar process), of all or any part of the Participant’s rights under the Option.

1.2 All capitalized terms used but not defined herein shall have the meanings given such terms in the Plan.

2. Grant, Option Period, and Vesting of Option.

2.1 In General. The Company hereby grants the Option to the Participant, which represents the right to purchase the Option Shares from the Company at the Option Price, subject to the terms and conditions of this Agreement. The Option shall expire on the Expiration Date or as earlier provided in this Agreement. On each anniversary of the Grant Date, the Option shall vest and become Exercisable with respect to the number of Option Shares (rounded down to the nearest whole Option Share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate (as defined below).

2.2 Right to Exercise.

2.2.1 Vesting of Option. The Option will vest and become Exercisable over a four (4) year period, at a rate of 25% of the Option Shares per year (the “Annual Vesting Rate”), on each of      , 20      ,       , 20      ,       , 20       and       , 20      .

2.2.2 Acceleration of Vesting. The Committee, in its sole discretion, may at any time accelerate the Exercisability of all or any portion of the Option for any other reason.

2.3 Disability or Death. If the Participant’s Employment is terminated because the Participant becomes “disabled” as defined in Section 22(e)(3) of the Code (“Disabled”) or dies, then any portion of the Option that has not been Exercised as of the time of such termination may be Exercised by the Participant or his or her trustee, executor or administrator, as applicable, until the earlier of the Expiration Date or twelve (12) months from the date of such termination, but only to the extent that such portion was Exercisable at the time of such termination.

2.4 Other Termination.

2.4.1 If the Participant’s Employment terminates for any reason other than because the Participant becomes Disabled, dies or is terminated for Cause, then the portion of the Option that has not been Exercised as of the time of such termination may be Exercised by the Participant at any time until the earlier of the Expiration Date or 45 days from the date of such termination, but only to the extent that such portion was Exercisable at the time of such termination.

2.4.2 If a Participant’s Employment is terminated by the Company or a Subsidiary for Cause, then any Option held by the Participant, whether vested or unvested, shall immediately lapse and be forfeited as of the date of termination.

2.5 Military or Sick Leave. Military or sick leave shall not be deemed a termination of Employment under this Agreement provided that such leave does not exceed the longer of three (3) months or the period during which the reemployment rights of the absent employee are guaranteed by statute or by contract.

3. Exercise of Option.

3.1 In General. To Exercise the Option with respect to all or any portion of the Option Shares, the Participant must give notice to the Company in substantially the form attached hereto as Exhibit A, stating the number of Option Shares with respect to which the Option is being Exercised. Such notice must be accompanied by payment of the Aggregate Option Price as provided in Section 3.2 hereof and of all applicable withholding taxes as provided in Section 3.3 hereof.

3.2 Payment of Option Price. The Participant may pay the Aggregate Option Price by Cash or certified, cashier’s or personal check payable to the Company; provided, however, that if payment is made by personal check, then the Exercise shall not be deemed to occur, and the Shares payable upon Exercise shall not be issued to the Participant, until the date on which the Company receives confirmation from its financial institution that the personal check has been paid in full.

3.3 Withholding Taxes. At the time the Participant delivers a notice of Exercise to the Company, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind (including the Participant’s FICA obligation) required by law to be withheld with respect to such Exercise. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant required by law to be withheld with respect to the Exercise or the issuance of the Option Shares pursuant thereto.

3.4 Fractional Shares. The Company is not required to issue a fraction of an Option Share upon the Exercise of the Option. If any fractional interest in an Option Share would otherwise be deliverable upon the Exercise of the Option, then the Company will purchase the fractional interest for an amount in cash equal to the Fair Market Value of the fractional interest.

3.5 Limitation on Exercise. Notwithstanding any other provision of this Agreement or of the Plan, in the event of any attempted Exercise at any time when (a) the Participant is a director, officer, or employee of the Company and (b) such Exercise or the issuance of the Option Shares pursuant thereto is prohibited by applicable law or regulation or by the Company’s policies then in effect concerning transactions by officers, directors, and employees in securities of the Company, the Option shall not be Exercisable in whole or in part and no Option Shares will be issued by the Company.

3.6 Delivery of Option Shares. Subject to and promptly after the Participant’s compliance with all of the provisions of this Section 3 and the Plan, the Company will deliver or cause to be delivered to the Participant a certificate for the number of Option Shares with respect to which the Option has been Exercised by the Participant. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction over the Company or the Participant shall require the Company or the Participant to take any action in connection with such Option Shares, then the Exercise of the Option and delivery of the certificate or certificates for such Option Shares shall be postponed until completion of the necessary action, which shall be taken at the Company’s expense.

3.7 Reduction in Number of Option Shares. The number of Option Shares subject to this Option shall be reduced by one share for each Option Share purchased upon any Exercise of the Option.

4. Restrictions on Transfer; Disposition of Option Shares.

4.1 Restrictions on Transfer. Except as otherwise provided in the Plan and this Section, neither the Option nor any interest therein may be Transferred, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any Transfer or attempted Transfer of the Option or any interest therein in violation of this Section, or any levy, attachment or similar process upon the Option or any interest therein, shall be null and void. The Option shall immediately lapse and become null and void upon any attempt to Transfer in violation of this Section, or upon the levy, attachment or similar process upon the Option, if the Committee determines that such lapse is necessary to enforce this Section.

4.2 Disposition of Shares of Stock. In the event of a disposition of Option Shares purchased upon the Exercise of the Option made within two (2) years from the Grant Date or one (1) year from the Exercise, the Participant shall notify the Company’s Chief Financial Officer in writing within 30 days of such disposition as to the date of such disposition, the sale price (if any), and the number of Option Shares involved. Such disposition disqualifies the Option Shares from favorable tax treatment under Section 422 of the Code, and ordinary income must be recognized.

5. Adjustment of Option Price and Number of Option Shares.

5.1 In General. If there is any change in the number or kind of shares of Stock outstanding (a) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the outstanding shares of Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, then the number of Option Shares covered by the Option, the kind of securities to be issued or transferred under the Option upon Exercise, and the Option Price shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Option; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by adjusting the number of shares to the nearest smaller whole number of shares. Notwithstanding the foregoing, any adjustment shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments shall be made in a manner which does not adversely affect the exemption provided pursuant to Exchange Act Rule 16b-3.

5.2 Option Price Not Less than Par Value. As a condition precedent to taking of any action that would cause an adjustment reducing the then-prevailing Option Price below the then-par value of an Option Share, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary so that the Company may validly and legally issue the Option Shares at the adjusted Option Price upon any Exercise of the Option.

5.3 Notice of Adjustment. The Company will mail a notice setting forth the adjusted Option Price and the adjusted number of Option Shares for which this Option is exercisable whenever the Option Price or the number or Option Shares issuable upon Exercise of the Option is adjusted as required by the provisions of this Section 5 to the registered holder of the Option at the holder’s last address as it appears on the books of the Company. Any adjustments determined by the Committee shall be final, binding and conclusive.

5.4 Change in Control. In the event a Change in Control is anticipated, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the affected persons, (a) provide that any portion of the Option that has not yet become fully vested and Exercisable shall become fully vested and Exercisable, (b) provide that the portion of the Option that has not been Exercised shall be cancelled at the effective time of the Change in Control but that the Participant shall have the right, between the date of such notice and such effective time, to Exercise such portion, and/or (c) provide that the portion of the Option that has not been Exercised shall be cancelled at the effective time of the Change in Control but that the Participants shall be paid, in cash or shares of Stock, or any combination thereof, the value of such portion of the Option based upon the price per share of Stock received or to be received by other stockholders of the Company in the Change in Control. The Committee may take such other action in connection with a Change in Control as is permitted under Section 16 of the Plan.

5.5 Registration and Approval. If any shares of the Stock reserved or to be reserved for the purpose of issuance upon the Exercise of this Option require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon Exercise of this Option, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided, however, that this Section 5.5 shall not require the Company to endeavor to secure such registration or approval to (a) issue Option Shares upon Exercise of the Option if such Option Shares can lawfully be issued pursuant to one or more exemptions from registration under applicable federal and state securities laws (whether or not as a consequence thereof such Option Shares constitute “restricted securities” or the holder of such Option Shares is unable to transfer such Option Shares absent registration or the availability of a suitable exemption from registration under such laws) or (b) enable any person to sell or distribute Option Shares received upon Exercise of the Option in a transaction involving a public offering within the meaning of the Securities Act as then in effect.

6. Miscellaneous.

6.1 Determination of the Expiration of the Option Period. Unless provided otherwise in the Plan or this Agreement, whenever the Plan or this Agreement specifies a date by which any portion of the Option that has not been Exercised will lapse and be forfeited (e.g., the Exercise Date), such date shall be deemed to have passed, and such portion of the Option shall lapse and be forfeited, at 5:01 p.m., Eastern Standard Time, on such date.

6.2 Notices. Any notice or communication required or permitted by this Agreement or the Plan will be deemed to be received by the party to whom the notice or communication is addressed if delivered in person or by commercial courier service or sent by first class mail, postage prepaid: if to the Company, addressed to it at 11201 Dolfield Boulevard, Suite 112, Owings Mills, Maryland 21117, marked for the attention of the Chief Financial Officer; and if to the Participant, addressed to him or her at the address reflected in the Company’s payroll records; or in either case, to such other address as any party notifies the other in accordance with this Section.

6.3 No Rights of Stockholder. The Participant shall have no rights as a stockholder in respect of Option Shares with respect to which (a) his or her Option has not been Exercised, (b) certificates have not been issued and delivered, and/or (c) payment of the Aggregate Option Price and all applicable withholding taxes have not been paid in full as provided herein, and shall have no rights with respect to such shares of Stock not expressly conferred by the Plan. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or shares of capital stock with a preference ahead of, or convertible into, or otherwise affecting the Stock or rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

6.4 Plan. The Participant acknowledges, by executing this Agreement, that (a) this Agreement is subject in all respects to the provisions of the Plan, as amended from time to time, the terms of which are incorporated herein by reference and made a part hereof, and (b) a copy of the Plan was provided to the Participant on the date hereof.

6.5 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws provisions thereof that would apply the law of a another state.

6.6 Incentive Stock Option; Annual Limit on Exercise. The Option is intended to qualify as an incentive stock option under Section 422 of the Code, and this Agreement and the Plan shall be interpreted so as to comply with all requirements of Sections 422 and 424 of the Code. Notwithstanding the foregoing, Section 422 of the Code requires for “incentive stock option” treatment that the aggregate Fair Market Value of the shares of Stock of the Company with respect to which incentive stock options granted under the Plan and any other plan of the Company or any of its Subsidiaries become exercisable for the first time by an participant during any calendar year shall not exceed the amount set forth in Section 422 of the Code (currently, $100,000). For purposes of Section 422, incentive stock options shall be taken into account in the order in which they were granted. Accordingly, to the extent that any option granted to the Participant, including the Option, exceeds this limit, it shall constitute a stock option that is not intended to qualify as an incentive stock option under Section 422 of the Code, or a “nonqualified stock option”. If this limit is exceeded, then the Participant may designate in writing to the Committee upon Exercise whether the Participant is exercising the portion of the Option that constitutes an incentive stock option or the portion of the Option that constitutes a nonqualified stock option. In the absence of such written designation, the portion of the Option that constitutes an incentive stock option shall be deemed Exercised first to the extent thereof.

6.7 Severability. In the event that a court of competent jurisdiction deems any provision of this Agreement to be illegal, invalid, or otherwise unenforceable, the remainder of this Agreement shall be valid and enforced to the fullest extent permitted by law.

6.8 Future Amendment. The Plan and this Agreement may be amended or terminated as provided in Section 19 of the Plan.

6.9 Waiver. The waiver of any breach of any provision of this Agreement by any of the parties does not constitute or operate as a waiver of any other breach of any provision of this Agreement, and any failure to enforce any provision of this Agreement does not operate as a waiver of any existing or future rights, duties, or obligations arising out of this Agreement.

6.10 Headings; Construction. The headings of the Sections of this Agreement are for convenience of reference only and do not constitute a part of this Agreement. All references to Sections, subsections, paragraphs, clauses or other subdivisions in this Agreement refer to the corresponding Sections, subsections, paragraphs, clauses or other subdivisions of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision of this Agreement.

6.11 Execution. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original of this Agreement for all purposes. Signatures of the parties transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

In witness whereof, the parties have caused this Incentive Option Agreement to be signed under seal as of the date first above written.

RAND WORLDWIDE, INC.

By:	(seal)

Name:
Title:
PARTICIPANT
(seal)

Name:

Exhibit A

RAND WORLDWIDE, INC.
INCENTIVE OPTION

Notice of Exercise

(Date)

Rand Worldwide, Inc.
11201 Dolfield Blvd., Suite 112
Owings Mills, Maryland 21117
Attn: Chief Financial Officer

Ladies and Gentlemen:

I hereby exercise my option to purchase        shares (“Option Shares”) of common stock, par value $.01 per share (“Stock”), of Rand Worldwide, Inc. (the “Company”) in accordance with the terms set forth in the Incentive Option Agreement under the Company’s Omnibus Equity Compensation Plan.

The Option Shares should be registered in the name of       , whose address is      ,        and social security number is      .

In full payment for such exercise, please find enclosed:

☐ ☐	cash in the amount of $ certified or cashier’s check in the amount of $

☐ personal check in the amount of $ (I understand that this notice of exercise will not be effective unless and until the Company receives confirmation from its financial institution that my personal check has been paid in full)

I acknowledge that the Company is entitled to require as a condition of delivering the certificate representing the Option Shares that I remit to the Company an amount sufficient to satisfy all federal, state, and other taxes or withholding requirements that may be imposed in connection with this exercise. Whether or not the Company requires me to remit any such amounts, the Company shall have the right to withhold such amounts from any compensation or other payments otherwise due to me.

Very truly yours,

Participant

Address: